Exhibit 99.4

Booyah Technologies LLC

Interim Condensed Financial Statements

For the Three Months Ended March 31, 2021 and 2020

Unaudited

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Booyah Technologies LLC

Interim Condensed Balance Sheets

(Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current Assets:
Cash	$14,600	$5,127
Accounts receivable, net	45,548	87,657
Other current assets	–	–
Current assets	60,148	92,784

Property and equipment, net	64,670	71,431

Total assets	$124,818	$164,215

Liabilities and Deficiency in Member's Equity
Current liabilities:
Accounts payable and accrued expenses	$75,218	$74,344
Customer deposits	71,235	56,000
Note payable	28,750	28,750
Current portion of long-term debt	21,076	21,077
Current liabilities	196,279	180,171

Long-term debt, net of current portion	49,785	54,332

Total liabilities	246,064	234,503

Member's deficiency	(121,246)	(70,288)

Liabilities and deficiency in member's equity	$124,818	$164,215

The accompanying notes are an integral part of these financial statements.

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Booyah Technologies LLC

Interim Condensed Statements of Operations

(Unaudited)

	For the three months ended March 31,
	2021	2020

Net sales	$144,380	$368,505

Cost of sales	82,897	186,227

Gross margin	61,483	182,278

Operating expenses:
Selling expenses	5,763	4,061
Payroll and related expenses	78,042	45,033
Occupancy expenses	3,312	10,201
Depreciation	6,761	4,860
General and administrative	14,211	14,614
Total operating expenses	108,089	78,769

(Loss) income from operations	(46,606)	103,509

Other income (expense)
Other income	–	–
Interest expense	(1,364)	(1,139)
Total other income and (expense)	(1,364)	(1,139)

Net (loss) income	$(47,970)	$102,370

The accompanying notes are an integral part of these financial statements.

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Booyah Technologies LLC

Interim Condensed Statements of Changes in Member's Deficiency

(Unaudited)

Member's Deficiency, December 31, 2020	$(70,288)
Net loss	(47,970)
Distributions	(2,988)
Member's Deficiency, March 31, 2021	$(121,246)

Member's Deficiency, December 31, 2019	$(10,436)
Net Income	102,370
Distributions	(16,427)
Member's Equity, March 31, 2020	$75,507

The accompanying notes are an integral part of these financial statements.

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Booyah Technologies LLC

Interim Condensed Statements of Cash Flow

(Unaudited)

	For the three months ended March 31,
	2021	2020

Cash flows from operating activities:
Net (loss) income	$(47,970)	$102,370
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	6,761	4,860
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	42,109	(20,255)
Increase in accounts payable and accrued expenses	874	(36,512)
Increase (decrease) in customer deposits	15,235	(11,500)
Net cash provided by operating activities	17,009	38,963

Cash flows from investing activities:
Purchase of property and equipment	–	(5,000)
Net cash used in investing activities:	–	(5,000)

Cash flows from financing activities:
Repayment of term loans	(4,548)	(6,565)
Distributions to member	(2,988)	(16,427)
Net cash used in financing activities:	(7,536)	(22,992)

Net increase in cash and cash equivalents	9,473	10,971
Cash and cash equivalents, beginning of year	$5,127	$14,477
Cash and cash equivalents, end of year	$14,600	$25,448

Cash paid for interest	$1,364	$1,139

The accompanying notes are an integral part of these financial statements.

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Booyah Technologies LLC

Notes to the Interim Condensed Financial Statements

Note 1 – Organization and Nature of Operations

Booyah Technologies LLC, (the “Company” or “Booyah"), was incorporated under the laws of the State of Pennsylvania on February 1, 2011. The Company provides equipment, technology and consulting services to the businesses and homeowners.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

Use of Estimates

The preparation of the financial statements in conformity with GAAP in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of depreciable lives of the fixed assets, valuation of long-lived assets and recoverability of accounts receivables.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three (3) months or less when acquired, to be cash equivalents. The Company had no financial instruments that qualified as cash equivalents on March 31, 2021 and December 31, 2020.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had no cash balances more than FDIC insured limits on March 31, 2021 or December 31, 2020.

Property and equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, three (3) and five (5) years, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

Impairment of Long-Lived Assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of novel coronavirus disease (“COVID-19”) as a pandemic. Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is possible that the virus could have a negative effect on the Company’s financial position, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

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Note 2 – Summary of Significant Accounting Policies, continued

On March 27, 2020, in response to the COVID-19 pandemic, the U.S. Congress enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which among other things, contains provisions for deferral of the employer portion of social security taxes incurred through the end of calendar 2020 and an employee retention credit, a refundable payroll credit for 50% of wages and health benefits paid to employees not providing services due to the COVID-19 pandemic.

On May 4, 2020, the Company entered a Paycheck Protection Program Term Note (the “PPP Note”) with TD Bank, N.A. pursuant to the Paycheck Protection Program (the “Program”) of the CARES Act administered by the U.S. Small Business Administration. The Company received total proceeds of $28,750 from the PPP Note. As discussed in Note 7, the Company was approved for full forgiveness on August 5, 2021.

Revenue Recognition

The Company recognizes revenues under the framework prescribed in ASC 606 “Revenues from Contracts with Customers”. This revenue recognition standard has a five-step process:

a) determine whether a contract exists; b) identify the performance obligations; c) determine the transaction price; d) allocate the transaction price; e) recognize revenue when (or as) performance obligations are satisfied. The Company’s principal operations are the delivery of equipment and technology and the installation of integrated systems in homes. As a result, Booyah has two (2) distinct performance obligations, the delivery of equipment and technology and the installations services.

Revenue will be recognized for the delivery of equipment and technology upon acceptance of the equipment by the customer by transferring control of the goods to the customer. Revenue will be recognized for the installation services ratably over the installation period. Contract balances primarily consist of receivables and customer deposits related to arrangements with customers. Customer deposits on March 31, 2021 and December 31, 2020 were $71,235 and $56,000, respectively.

Income Taxes

As a limited liability company, the Company is taxed as a partnership. The Partnership is not a taxpaying entity for federal or state income tax purposes; accordingly, a provision for income taxes had not been recorded in the accompanying financial statements. Partnership income or losses for periods were reflected in the partner’s individual tax return.

As defined by FASB ASU Topic 740, Income Taxes, no provision, or liability for materially uncertain tax positions was deemed necessary by management. Therefore, no provision or liability for uncertain tax positions has been included in these financial statements.

Recent Accounting Pronouncements

Certain FASB Accounting Standard Updates (“ASU”) that are not effective are not expected to have a significant effect on the Company’s financial position or results of operations.

Note 3 – Accounts Receivable

The Company adopted FASB ASU 2016-13 (Topic 326), Measurement of Credit Losses on Financial Instruments, at inception. This ASU requires the Company to report its trade receivables not held for sale net of an allowance for credit losses. Accounts receivable are reflected net of an allowance for credit losses in the amount of $62,411 on March 31, 2021 and December 31, 2020, respectively.

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Note 4 – Property and Equipment

Property and equipment consisted of the following:

	March 31,	December 31,
	2021	2020
Automobiles	$122,444	$122,444
Furniture	22,322	22,322
	144,767	144,766
Less accumulated depreciation	80,096	73,335

Property and equipment, net	$64,670	$71,431

Depreciation expense for the three months ended March 31, 2021 and 2020 was $6,761 and $4,860, respectively.

Note 5 – Notes Payable and Debt

On May 4, 2020, the Company entered a loan with TD Bank as the lender (“Lender”) in an aggregate principal amount of $28,750 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act. The Loan is evidenced by a promissory note (the “PPP Note”) dated May 4, 2020 and matures on May 4, 2022. The PPP Note bears interest at a rate of 1.000% per annum, with the first six months of payments deferred. Principal and interest are payable monthly commencing on November 4, 2020 and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. To be entitled to forgiveness, funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent utilities, and interest on other debt obligations under the terms and conditions outlined by the PPP. The Company intends to use all or a significant majority of the Loan amount for the qualifying expenses. The Company submitted a loan forgiveness application to the SBA and was approved for full forgiveness on August 5, 2021

The Company has entered various installment loans for vehicles used in operations. The notes have due over a period ranging from five (5) to six (6) years and interest rates ranging from 4.05% to 8.85% and are collateralized by the related vehicles. Interest expense for the three months ended March31, 2021 and 2020 amounted to $1,364 and $1,139, respectively.

Current maturities of long-term debt at March 31, 2021 are as follows:

2022	$21,076
2023	16,770
2024	12,750
2025	11,346
2026	7,622
Thereafter	1,297
70,861
Less: current portion	(21,076)

Long-term debt	$49,785

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Note 6 – Commitments and Contingencies

Legal Matters

From time to time, the Company may be involved in asserted claims or litigation relating to claims arising out of operations in the normal course of business. Management is unaware of any pending or threatened lawsuits that could be expected to have a material effect on the results of the Company’s operations.

Note 7 – Subsequent Events

Subsequent to March 31, 2021, the Company submitted a loan forgiveness application to the U.S. Small Business Administration and was approved for full forgiveness on August 5, 2021.

On May 31, 2021, 100% of the membership interest of Booyah was acquired by RC-1, Inc., resulting in the Company becoming an owned subsidiary of RC-1, Inc.

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